Exhibit 10.4

INVESTMENT ALLOCATION AGREEMENT

This INVESTMENT ALLOCATION AGREEMENT (this “Agreement”) is dated as of       , 2014, by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), BRG Manager, LLC, a Delaware limited liability company (the “Manager”), and Bluerock Real Estate, LLC, a Delaware limited liability company (“Bluerock”). Capitalized terms used herein and not otherwise defined are as defined on Schedule I hereto.

WHEREAS, the Company intends to invest in the Target Assets;

WHEREAS, pursuant to a Management Agreement, dated the date hereof (the “Management Agreement”), by and among the Company, Operating Partnership and the Manager, the Company will be externally managed and advised by the Manager, which is an Affiliate of Bluerock;

WHEREAS, an Affiliate of Bluerock is the manager of the SOIF II, the purpose of which is to invest in certain of the Target Assets in addition to investments in certain other types of real estate related assets;

WHEREAS, an Affiliate of Bluerock is the manager of the SOIF III, the purpose of which is to invest in certain of the Target Assets in addition to investments in certain other types of real estate related assets;

WHEREAS, an Affiliate of Bluerock is the manager of the BGF, the purpose of which is to invest in certain of the Target Assets in addition to investments in certain other types of real estate related assets;

WHEREAS, an Affiliate of Bluerock is the manager of the BGF II, the purpose of which is to invest in certain of the Target Assets in addition to investments in certain other types of real estate related assets;

WHEREAS, the Manager and Bluerock wish to provide the Company and the Operating Partnership with certain rights to invest in Target Assets; and

WHEREAS, the Manager and Bluerock have agreed to the additional sponsorship and management restrictions as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

INVESTMENT OPPORTUNITIES

1.1 Other Investment Vehicles.

(a) Each of the Manager and Bluerock represent and warrant to the Company and the Operating Partnership that none of the Manager, Bluerock or any Affiliate of Bluerock currently sponsor or manage any Potential Competing Investment Vehicle with Uncommitted Capital other than the Company and the Bluerock Private Real Estate Funds.

(b) Each of the Manager and Bluerock agree that during the term of this Agreement, none of the Manager, Bluerock or any Affiliate of Bluerock will sponsor or manage a Potential Competing Investment Vehicle, unless Bluerock causes such vehicle to become a party hereto and bound by the terms hereof as apply to the Bluerock Private Real Estate Funds.

1.2 Co-Investment Rights.

(a) Subject to paragraph (b) of this Section 1.2, the parties hereto agree that Company shall have following co-investment rights during the Co-Investment Period:

(i) Of the equity capital proposed to be invested by any of the Bluerock Private Real Estate Funds, any Potential Competing Investment Vehicle or the Company in any Bluerock Target Asset Opportunity, the Company (including through its Operating Partnership) shall have the right, but not the obligation, to invest at least seventy-five percent (75.0%) of such equity capital (the “Bluerock Investment Equity”), subject to the discretion of the Company’s board of directors;

(ii) To the extent that any or all of the Bluerock Private Real Estate Funds and any Potential Competing Investment Vehicle elect to invest less than twenty-five percent (25.0%) of the Bluerock Investment Equity in any Bluerock Target Asset Opportunity, the Company shall also have the right, but not the obligation, to invest an additional percentage of equity capital in such Bluerock Target Asset Opportunity equal to the percentage of the Bluerock Investment Equity not so invested by any or all of Bluerock Private Real Estate Funds and any Potential Competing Investment Vehicle.

(iii) To the extent that the Company does not have sufficient capital to invest at least seventy-five percent (75.0%) of the Bluerock Investment Equity, Bluerock shall allocate the opportunity to invest the Bluerock Investment Equity on a fair and equitable basis among the Company, the Bluerock Private Real Estate Funds and Potential Competing Vehicles taking into account the suitability of the investment opportunity for the particular Bluerock investment vehicle and the Company (in consideration of the Investment Guidelines) and the capital available for investment by each such Bluerock investment vehicle and the Company.

(iv) Any portion of a Bluerock Target Asset Opportunity that the Company elects not to invest in pursuant to clauses (i) or (ii) of paragraph (b) of this Section 1.2 may be thereafter offered to, and purchased by, any investment vehicle sponsored or managed by the Manager, Bluerock or their respective Affiliates.

(b) The Company’s rights set forth in paragraph (a) of this Section 1.2 are subject to the following conditions:

(i) the availability of the Company’s cash to make investments;

(ii) the Manager’s determination that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 (x) is consistent with the Investment Guidelines, (y) would not violate any of the Investment Guidelines, and (z) will be made pursuant to the requirements of the Investment Guidelines;

(iii) the determination by the Manager that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 permits the Company, taking into account the composition of the Company’s portfolio at the time and any other relevant factors, to maintain its status as a real estate investment trust; and

(iv) the determination by Bluerock that such investment opportunity permits the Company, any Bluerock Private Real Estate Fund and any Potential Competing Vehicle to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

(c) For purposes of this Section 1.2, the Bluerock Target Asset Opportunities shall also include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments if the Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets.

ARTICLE II

MISCELLANEOUS

2.1 Termination. This Agreement shall terminate on the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager and Bluerock are no longer under common control.

2.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.2):

The Company:	Bluerock Residential Growth REIT, Inc.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Fax:

with a copy to:	Kaplan Voekler Cunningham & Frank, PLC
1401 East Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr., Esq.
Fax: (804) 823-4099

The Operating Partnership:	Bluerock Residential Holdings, LP
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Fax:

with a copy to:	Kaplan Voekler Cunningham & Frank, PLC
7 East 2nd Street
Richmond, Virginia 23224
Attention: Richard P. Cunningham, Jr., Esq.
Fax: (804) 823-4099

The Manager or Bluerock:	BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Jordan Ruddy
Fax:

2.3 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

2.4 Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

2.5 Amendments; Waivers. This Agreement may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto; provided, however, a Potential Competing Investment Vehicle may be added as a party hereto for purposes of Section 1.1(b) without any written execution by a party hereunder. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the parties to this Agreement.

2.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

2.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

2.9 Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement and all matter incident thereto.

2.10 Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

2.11 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:
Name:
Title:

OPERATING PARTNERSHIP:

BLUEROCK RESIDENTIAL HOLDINGS, LP

By:
Name:
Title:

MANAGER:

BRG MANAGER, LLC

By:
Name:
Title:

BLUEROCK:

BLUEROCK REAL ESTATE, L.L.C.

By:
Name:
Title:

Signature Page to Investment Allocation Agreement

Schedule I

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

“BGF” means Bluerock Growth Fund, LLC, a Delaware limited liability company.

“BGF II” means Bluerock Growth Fund II, LLC, a Delaware limited liability company.

“Bluerock Private Real Estate Funds” means SOIF II, SOIF III, BGF and BGF II.

“Bluerock Target Asset Opportunities” means investment opportunities in Target Assets that are identified by Bluerock, the Manager or one of their respective Affiliates.

“Co-Investment Period” means the period during which the Management Agreement is in effect and any of the Bluerock Private Real Estate Funds have Uncommitted Capital.

“Investment Guidelines” means the Investment Guidelines attached to the Management Agreement, subject to any amendments to the Investment Guidelines from time to time adopted by the board of directors of the Company.

“IPO Prospectus” means the Company’s prospectus, dated      , 2014, forming a part of the Company’s Registration Statement on Form S-11 (No. 333-192610).

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Potential Competing Investment Vehicle” means an investment vehicle that invests in the Target Assets, whether primarily or not primarily but as part of a general real estate strategy.

“SOIF II” means Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company.

“SOIF III” means Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company.

“Target Assets” means the types of assets described under “Our Business and Properties — Our Business and Growth Strategies” in the IPO Prospectus, subject to, and including any changes to the Company’s Investment Guidelines that may be approved by the board of directors of the Company from time to time.

“Uncommitted Capital” means the capital of an investment vehicle (including in the form of unfunded capital commitments) that has not been (i) invested, or reserved for, in any investment in accordance with the terms of the investment vehicle’s operative documents, or (ii) allocated to a particular investment opportunity pursuant to a definitive agreement or a binding or non-binding letter of intent, in each case between such investment vehicle and a proposed seller of an investment.